                                                                   EXHIBIT 10.09

                       FORM OF NONCOMPETITION AGREEMENT


          THIS NONCOMPETITION AGREEMENT ("Agreement") is made and entered into as of __________, 1997, by and between Choice Hotels International, Inc., a Delaware corporation which is to be renamed Sunburst Hospitality Corporation ("Choice"), and Choice Hotels Franchising, Inc., a Delaware corporation which is to be renamed Choice Hotels International, Inc. ("Franchising"). As used in this Agreement, the terms "Choice" and "Franchising" shall mean Choice and Franchising, as the case may be, and their respective Subsidiaries and Affiliates, other than any Subsidiaries and Affiliates in which the respective direct or indirect ownership interest of Choice or Franchising is less than fifty percent (50%).

          WHEREAS, prior to the Distribution Date (as defined below), Franchising was a wholly owned subsidiary of Choice; and the Franchising Business (as defined herein) and the Hospitality Business (as defined herein) were operated by Choice, its divisions, subsidiaries or affiliates;

          WHEREAS, on ___________, 1997 (the "Distribution Date"), the common stock of Franchising was distributed (the "Distribution") on a pro rata basis,
                                                               --- ----
to the stockholders of Choice;

          WHEREAS, from the Distribution Date, Franchising is to continue the Franchising Business formerly operated by Choice through Franchising, its divisions, subsidiaries or affiliates;

          WHEREAS, from the Distribution Date, Choice is to continue the Hospitality Business; and,

          WHEREAS, in order to effect the Distribution, Choice and Franchising entered into a Distribution Agreement (the "Distribution Agreement") dated as of __________, 1997, which provides, in part, that Choice and Franchising enter into this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Distribution Agreement and in the Related Agreements entered into pursuant to or in connection with the Distribution, and for other valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Choice and Franchising agree as follows:

                                   ARTICLE 1.
                                  DEFINITIONS

          1.1.    Definitions.  The following terms when used herein shall have
                  -----------
the meaning set forth below:

          "Affiliates" shall mean any Person directly or indirectly controlling
           ----------
or controlled by, or under direct or indirect common control with, Choice or Franchising, as the case may be. For purposes of this definition "control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, through the ownership of voting securities, by contract, or otherwise. Notwithstanding the foregoing, Choice's Affiliates shall not include Franchising or its Subsidiaries or Affiliates, and Franchising's Affiliates shall not include Choice or its Subsidiaries or Affiliates.

          "Choice" shall have the meaning set forth in the first paragraph of
           ------
this Agreement.

          "Classic Sports Business" shall mean the business of owning and
           -----------------------
operating a bar/restaurant with a sports theme in a hotel property under the brand name Classic Sports-Food, Drink & Memories.

          "Compete" shall mean (i) to conduct or participate or engage in, or
           -------
bid for or otherwise pursue a business, whether as a principal, sole proprietor, partner, stockholder, or agent of, or consultant to, any Person or in any other capacity, or (ii) have any ownership interest in any Person or business which conducts, participates or engages in, or bids for or otherwise pursues a business, whether as a principal, sole proprietor, partner, stockholder, or agent of, or consultant to, any Person or in any other capacity.

          "Competing Franchising Activity" shall mean a business activity that
           ------------------------------
Competes with or is substantially similar to, the Franchising Business, provided, however, that the Classic Sports business shall not be deemed a Competing Franchising Activity.

          "Competing Franchising Business" shall mean a business that Competes
           ------------------------------
in any Competing Franchising Activity .

          "Competing Hospitality Activity" shall mean a business activity that
           ------------------------------
competes with, or is substantially similar to, the Hospitality Business; provided, however, that the European Hotel Business shall not be deemed a Competing Hospitality Activity.

          "Competing Hospitality Business" shall mean a business that Competes
           ------------------------------
with, or is substantially similar to, the Hospitality Business.

          "Effective Period" shall have the meaning set forth in Section 2.1.
           ----------------

          "European Hotel Business" shall mean (i) the business of owning and
           -----------------------
operating the fourteen hotels set forth on Schedule A hereto, which hotels are, on the Distribution Date, owned and operated by Franchising and (ii) any ownership interest by Franchising in Friendly Hotels, PLC, a corporation formed
under the laws of [             ].

          "Franchising Business" shall mean the business of franchising hotels
           --------------------
under the Clarion, Quality, Comfort, Sleep Inn, Rodeway, Econo Lodge and Mainstay Suites brands.

          "Franchising" shall have the meaning set forth in the first paragraph
           -----------
of this Agreement.

          "Hospitality Business" shall mean the business of owning and operating
           --------------------
hotel properties.

          "Person" shall mean any person, firm, corporation, general or limited
           ------
partnership, association, or other entity.

          "Preceding Period" shall mean, with respect to any acquisition or
           ----------------
potential acquisition, the three hundred sixty-five (365) days preceding the date on which the acquisition is consummated.

          "Strategic Alliance Agreement" shall mean the Strategic Alliance
           ----------------------------
Agreement dated of even date herewith by and between Choice and Franchising, as may be amended from time to time.

          "Subsidiaries" shall mean corporations or other entities which are
           ------------
more than fifty percent (50%) owned, directly or indirectly, by Choice or Franchising, as the case may be, and partnerships in which Choice or Franchising, as the case may be, or a subsidiary corporation, is a general partner.

          "Transfer" shall mean the sale, conveyance, disposal of or other
           --------
transfer of ownership, title or other interest.

          Any capitalized terms defined in the Distribution Agreement and used herein, shall have the meanings ascribed to them in the Distribution Agreement unless otherwise defined herein.

                                   ARTICLE 2.
                                     TERM

          2.1.    Term.  This Agreement shall remain in effect for a period
                  ----
commencing on the date hereof and automatically terminate without further documentation on the fifth anniversary date of the Distribution Date; provided, however, that, in the event that, on the fifth anniversary date of the Distribution Date, the Strategic Alliance Agreement remains in effect, then this Agreement shall, without further documentation, remain in effect and shall not terminate until the date on which the Strategic Alliance Agreement ceases to be in effect.

                                   ARTICLE 3.
            NONCOMPETITION WITH RESPECT TO THE FRANCHISING BUSINESS

          3.1.    Certain Restrictions on Choice.
                  ------------------------------

                  A. Except as provided in Section 3.1.(B) herein, during the Effective Period, Choice shall not Compete in the Franchising Business anywhere in the world.

                  B. Notwithstanding anything herein to the contrary, but subject to the limitation set forth in Section 3.1.C., Section 3.1.A shall not prohibit Choice from conducting the following activities:

                        (i) the continued operation of any business operated as of the Distribution Date by Choice (including, without limitation, the Classic Sports Business); or

                        (ii) activities that Choice is permitted or required to conduct under the Strategic Alliance Agreement; or

                        (iii) the ownership of capital stock of a corporation which conducts, participates or engages in competition with, or owns or has an interest in a business similar to, the Franchising Business (including, without limitation, a Competing Franchising Business), if (a) such capital stock is traded on a national or regional stock exchange in the United States or Canada or is traded on the National Association of Securities Dealers, Inc., Automated Quotation System, and (b) Choice, directly or indirectly, is the beneficial owner of not more than five percent (5%) of such corporation's outstanding capital stock; or

                        (iv) the acquisition of any Person which Competes in a Competing Franchising Business, except for such a Person whose primary business is a Competing Franchising Business. If (x) the gross sales of such Person (including its Subsidiaries and

     Affiliates) from the Competing Franchising Activities for the Preceding Period, do not constitute more than twenty percent (20%) of the gross sales (including sales from the Competing Franchising Activities) of such Person (including its Subsidiaries and Affiliates), or (y) neither the fair market value of, nor the value, if any, attributed to the Competing Franchising Activities in the acquisition agreement is in excess of Five Million Dollars ($5,000,000), as increased by the percentage increase, if any, in the Consumer Price Index, All Urban Consumers, United States during the term hereof (using 1996 as the base year), then such Competing Franchising Activity shall not constitute such Person's primary business.

                  C. During the Effective Period, Choice shall not, directly or indirectly:

                        (i) acquire from any Person (other than Franchising) any interest in a Competing Franchising Business unless, prior to such acquisition, Choice offers to sell the Competing Franchising Activities to Franchising at a price equal to the lesser of (a) the fair market value of such Competing Franchising Activities, and (b) the value, if any, attributed to the Competing Franchising Activities in the acquisition agreement, and otherwise on the same terms and conditions on which the Competing Franchising Business is being acquired by Choice. Franchising shall have thirty (30) days after receiving notice of the acquisition of the Competing Franchising Business to elect, by notice to Choice, to purchase the Competing Franchising Activities on the terms and conditions set forth in the notice. If Franchising does not elect to purchase the Competing Franchising Activities within the 30-day period, Choice shall be entitled to own and operate such Competing Franchising Activities, subject to the restrictions on Transfer set forth in Section 3.1.C.(ii). Notwithstanding the foregoing, Choice shall not have to offer to sell, or sell, to Franchising any such Competing Franchising Activities which, in the good faith judgment of Choice, are not readily divisible from other activities permitted to Choice, provided that the gross sales from such non-divisible Competing Franchising Activities for the Preceding Period do not exceed the greater of One Million Dollars ($1,000,000) per year or five percent (5%) of the gross sales for the Preceding Period of the Competing Franchising Business. Thereafter, in the event that the gross sales from such non-divisible Competing Franchising Activities for any calendar year exceed the greater of One Million Dollars ($1,000,000) per year or five percent (5%) of the gross sales of the Competing Franchising Business, then all non-divisible Competing Franchising Activities shall be subject to Choice's obligation to offer them for sale to Franchising, as set forth above, to the maximum extent that Choice and Franchising, using their best efforts and negotiating in good faith, can make such Competing Franchising Activities divisible and transferable to Franchising. The amount of One Million Dollars ($1,000,000) referenced in this Section shall be increased by the percentage increase, if any, in the Consumer Price Index, All Urban Consumers, United States during the term hereof (using 1996 as the base year).

                        (ii) Transfer to any Person (other than Franchising) any Competing Franchising Activities unless it first offers to sell such Competing Franchising Activities to Franchising upon substantially the same terms and conditions offered by a bona fide prospective purchaser not an affiliate of Choice. Franchising shall have thirty (30) days after receiving notice of the proposed Transfer to elect, by notice to Choice, to purchase the Competing Franchising Activities on the terms and conditions set forth in the notice. If Franchising does not elect to purchase the Competing Franchising Activities from Choice within the 30-day period, Choice shall be entitled to Transfer such Competing Franchising Activities to any Person not an affiliate of Choice on substantially the same terms and conditions as set forth in the notice to Franchising. However, if no definitive agreement to Transfer is executed within ninety (90) days after the expiration of the 30-day period, Choice shall not thereafter Transfer such Competing Franchising Activities to any Person (other than Franchising) without first offering to sell it to Franchising as provided above. Notwithstanding the foregoing, Choice shall not have to offer to sell, or sell, to Franchising any such Competing Franchising Activities which, in the good faith judgment of Choice, are not readily divisible from the other activities otherwise permitted to be transferred by Choice without compliance with this Section 3.1.C.(ii), provided that the gross sales from such non-divisible Competing Franchising Activities for the Preceding Period do not exceed the greater of One Million Dollars ($1,000,000) per year or five percent (5%) of the gross sales for the Preceding Period of the Competing Franchising Business. The amount of One Million Dollars ($1,000,000) referenced in this Section shall be increased by the percentage increase, if any, in the Consumer Price Index, All Urban Consumers, United States during the term hereof (using 1996 as the base year).

                                   ARTICLE 4.
               NONCOMPETITION WITH RESPECT TO THE CHOICE BUSINESS

          4.1.    Certain Restrictions on Franchising.
                  ------------------------------------

                  A. Except as provided in Section 4.1.B herein, during the Effective Period, Franchising shall not Compete in the Hospitality Business anywhere in the world.

                  B. Notwithstanding anything herein to the contrary, but subject to the limitations set forth in Section 4.1.C., Section 4.1.A shall not prohibit Franchising from conducting the following activities:

                        (i) the continued operation and development of any business operated as of the Distribution Date by Franchising (including, without limitation, the European Hotel Business); or

                        (ii) activities that Franchising is permitted or required to conduct under the Strategic Alliance Agreement; or

                        (iii) the ownership of capital stock of a corporation which conducts, participates or engages in competition with, or owns or has an interest in a business similar to, the Hospitality Business (including, without limitation, a Competing Hospitality Business), if (a) such capital stock is traded on a national or regional stock exchange in the United States or Canada or is traded on the National Association of Securities Dealers, Inc., Automated Quotation System, and (b) Franchising, directly or indirectly, is the beneficial owner of not more than five percent (5 %) of such corporation's outstanding capital stock; or

                        (iv) the acquisition of any Person which Competes in a Competing Hospitality Business, except for such a Person whose primary business is a Competing Hospitality Business. If (x) the gross sales of such Person (including its Subsidiaries and Affiliates) from the Competing Hospitality Activities for the Preceding Period do not constitute more than twenty percent (20%) of the gross sales (including sales from the Competing Hospitality Activities) of such Person (including its Subsidiaries and Affiliates), or (y) neither the fair market value of, nor the value, if any, attributed to the Competing Hospitality Activities in the acquisition agreement is in excess of Five Million Dollars ($5,000,000), as increased by the percentage increase, if any, in the Consumer Price Index, All Urban Consumers, United

     States during the term hereof (using 1996 as the base year), then such Competing Hospitality Activity shall not constitute such Person's primary business.

                  C. During the Effective Period, Franchising shall not, directly or indirectly:

                        (i) acquire from any Person (other than Choice) any interest in a Competing Hospitality Business unless, prior to such acquisition, Franchising offers to sell the Competing Hospitality Activities to Choice at a price equal to the lesser of (a) the fair market value of such Competing Hospitality Activities, and (b) the value, if any, attributed to the Competing Hospitality Activities in the acquisition agreement, and otherwise on the same terms and conditions on which the Competing Hospitality Business is being acquired by Franchising. Choice shall have thirty (30) days after receiving notice of the acquisition of the Competing Hospitality Business to elect, by notice to Franchising, to purchase the competing Hospitality Activities on the terms and conditions set forth in the notice. If Choice does not elect to purchase the Competing Hospitality Activities within the 30-day period, Franchising shall be entitled to own and operate such Competing Hospitality Activities, subject to the restrictions on Transfer set forth in Section 4.1.C.(ii). Notwithstanding the foregoing, Franchising shall not have to offer to sell, or sell, to Choice any such Competing Hospitality Activities which, in the good faith judgment of Choice, are not readily divisible from other activities permitted to Franchising, provided that the gross sales of such non-divisible Competing Hospitality Activities for the Preceding Period, do not exceed the greater of One Million Dollars ($1,000,000) per year or five percent (5%) of the gross sales for the Preceding Period of the Competing Hospitality Business. Thereafter, in the event that the gross sales from such non-divisible Competing Hospitality Activities for any calendar year exceed the greater of One Million Dollars ($1,000,000) per year or five percent (5%) of the gross sales of the Competing Hospitality Business, then all non-divisible Competing Hospitality Activities shall be subject to Franchising's obligation to offer them for sale to Choice, as set forth above, to the maximum extent that Hospitality and Franchising, using their best efforts and negotiating in good faith, can make such Competing Hospitality Activities divisible and transferable to Hospitality. The amount of One Million Dollars ($1,000,000) referenced in this Section shall be increased by the percentage increase, if any, in the Consumer Price Index, All Urban Consumers, United States during the term hereof (using 1996 as the base year).

                        (ii) Transfer to any Person (other than Choice) any Competing Hospitality Activities unless it first offers to sell such Competing Hospitality Activities to Hospitality upon substantially the same terms and conditions offered by a bona fide prospective purchaser not an affiliate of Franchising. Hospitality shall have thirty (30) days after receiving notice of the proposed Transfer to elect, by notice to Franchising, to purchase the Competing Hospitality Activities on the terms and conditions set forth in the notice. If Hospitality does not elect to purchase the Competing Hospitality Activities from Franchising within the 30-day period, Franchising shall be entitled to Transfer such Competing Hospitality Activities to any Person not an affiliate of Franchising on substantially the same terms and conditions as set forth in the notice to Hospitality. However, if no definitive agreement to Transfer is executed within ninety (90) days after the expiration of the 30-day period, Franchising shall not thereafter Transfer such Competing Hospitality Activities to any Person (other than Choice) without first offering to sell it to Choice as provided above. Notwithstanding the foregoing, Choice shall not have to offer to sell, or sell, to Franchising any such Competing Franchising Activities which, in the good faith judgment of Choice, are not readily divisible from the other activities otherwise permitted to be transferred by Choice without compliance with this Section 4.1.C.(ii) provided that the gross sales from such non-divisible Competing Franchising Activities for the Preceding Period do not exceed the greater of One Million Dollars ($1,000,000) per year or five percent (5%) of the gross sales for the Preceding Period of the Competing Franchising Business. The amount of One Million Dollars ($1,000,000) referenced in this Section shall be increased by the percentage increase, if any, in the Consumer Price Index, All Urban Consumers, United States during the term hereof (using 1996 as the base year).

                                   ARTICLE 5.
                                 MISCELLANEOUS

          5.1.    Dispute Resolution.  Any dispute, controversy or disagreement
                  ------------------
("Dispute") between the Parties related to the obligations of the Parties under this Agreement in respect to which an amicable resolution cannot be reached shall be submitted for mediation to a committee made up of an equal number of non-common members of each company's Board of Directors ("Committee"). If the Parties are unable to reach an amicable resolution of a Dispute within thirty days after submission to the Committee, then, to the maximum extent allowed by law, the Dispute shall be submitted and resolved by final and binding arbitration in Baltimore, Maryland administered by JAMS-Endispute in accordance with JAMS-Endispute's rules of practice then in effect or such other procedures as the Parties may agree upon; provided, however, that any Party may seek injunctive relief and enforcement of any award rendered pursuant to the arbitration provisions of this Section 5.1 by bringing a suit in any court of competent jurisdiction. Any award issued as a result of such arbitration shall be final and binding between the Parties thereto and shall be enforceable by any court having jurisdiction over the Party against whom enforcement was sought and application may be made to such court for judicial acceptance of the award and order of enforcement. The fees and expenses of arbitration (including reasonable attorneys' fees) shall be paid by the Party that does not prevail in such arbitration.

          5.2.    Modification.  This Agreement may only be amended, modified or
                  ------------
supplemented in a written agreement signed by both parties hereto.

          5.3.    Waiver.  No term or condition of this Agreement shall be
                  ------
deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision hereof, except by written instrument of the party charged with such waiver or estoppel.

          5.4.    Governing Law.  This Agreement shall be governed by, and
                  -------------
construed in accordance with, the laws of the State of Maryland, regardless of the laws that might be applied under applicable principles of conflicts of laws.

          5.5.    Headings.  The headings of the sections of this Agreement are
                  --------
for convenience only and shall not affect the construction of this Agreement.

          5.6.    Notices.  All notices and other communications hereunder shall
                  -------
be in writing- and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

          To Choice:

                  Sunburst Hospitality Corporation
                  10770 Columbia Pike

                  Silver Spring, Maryland 20901
                  Attention: General Counsel

          To Franchising:

                  Choice Hotels International, Inc.
                  10750 Columbia Pike
                  Silver Spring, Maryland 20901
                  Attention: General Counsel

          5.7.    Assignment.  Neither Party shall sell, assign, pledge or
                  ----------
otherwise transfer its interest in this Agreement or any part thereof without the prior written consent of the other Party, except to an entity succeeding to substantially all of the business and operations of such Party. The transferring Party shall remain liable for liabilities and obligations existing at the time of such transfer. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the Parties' respective successors and permitted assigns.

          5.8.    Counterparts.  This Agreement may be executed in two
                  ------------
counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

          5.9.    Severability.  Choice and Franchising agree that the period of
                  ------------
restriction and the geographical area of restriction imposed upon the parties are fair and reasonable and are reasonably required for the protection of each of the parties hereto. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect as though the invalid portions were not a part hereof. If the provisions of this Agreement relating to the area of restriction or the period of restriction shall be deemed to exceed the maximum area or period which a court having jurisdiction over the matter would deem enforceable, such area or period shall, for purposes of this Agreement, be deemed to be the maximum area or period which such court would deem valid and enforceable.

          5.10.   Entire Agreement.  This Agreement, the Distribution
                  ----------------
Agreement, the Strategic Alliance Agreement, certain hotel franchising agreements, and other agreements executed pursuant thereto, constitute the entire agreement of the parties concerning the subject matter hereof.

          5.11.   Remedies.  Choice and Franchising agree that irreparable
                  --------
damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof, and that their remedy at law for any breach of the other party's obligations hereunder would be inadequate. Choice and Franchising agree and consent that temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision hereof without the necessity of proof of actual damage.

          5.12.   Enforceability.  The terms, conditions and promises contained
                  --------------
in this Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, their heirs, personal representatives, or successors and assigns. Each of the parties hereto shall cause its subsidiaries to comply with such party's obligations hereunder. Nothing herein, expressed or implied, shall be construed to give any other Person any legal or equitable rights hereunder.

          5.13.   Consent to Jurisdiction.  Subject to Section 4.1 hereof, the
                  -----------------------
parties irrevocably submit to the exclusive jurisdiction of (a) the Courts of the State of Maryland in Montgomery County, and (b) the United States District Court for the State of Maryland for the purposes of any suit, action or other proceeding arising out of this Agreement. The parties hereby irrevocably designate, appoint and empower Prentice Hall Corporation System, Inc. as its true and lawful agent and attorney-in-fact in its name, place, and stead to receive on its behalf service of process in any action, suit, or proceeding with respect to any matters as to which it has submitted to jurisdiction as set forth in the immediately preceding sentence.

          5.14.   No Joint Venture Or Agency.  This Agreement is not intended
                  --------------------------
to create a joint venture, partnership or any other similar arrangement between the Parties, and neither Party shall be authorized to act as an agent of the other Party, except as expressly provided herein. Notwithstanding the foregoing, each Party shall be free to designate the other as its agent for appropriate purposes.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the day and year first above written.

                                   CHOICE HOTELS INTERNATIONAL, INC.



                                   By:
                                      --------------------------------------

                                   Name:
                                        ------------------------------------

                                   Title:
                                         -----------------------------------


                                   CHOICE HOTELS FRANCHISING, INC.



                                   By:
                                      --------------------------------------

                                   Name:
                                        ------------------------------------

                                   Title:
                                         -----------------------------------

                                  Schedule A
                                  ----------

                                European Hotels
                                ---------------


                               [List to be added]